Exhibit 99.1

TWIN HOSPITALITY GROUP INC. REPORTS FISCAL FIRST QUARTER 2025 FINANCIAL RESULTS
Lists as public company on the NASDAQ under the ticker TWNP

Completes second company-owned Smokey Bones conversion to Twin Peaks Lodge in Brandon, Florida

Opens new franchised Twin Peaks Lodge in Algonquin, Illinois

Hosting conference call and webcast today at 5:15 PM ET

DALLAS (May 8, 2025) – Twin Hospitality Group Inc. (NASDAQ: TWNP) (“Twin Peaks” or the “Company”) today reported financial results for the fiscal first quarter ended March 30, 2025.
“Our strong operational foundation, innovative menu and comprehensive sports programming calendar position us well to execute on our strategic growth initiatives and deliver value to our stakeholders. As we celebrate our 20th anniversary of delivering exceptional experiences, we are gratified to have recently been honored with the Black Box Intelligence 2025 Voice of the Customer Award, validating this long-standing commitment,” said Ken Kuick, Interim Chief Executive Officer and Chief Financial Officer of Twin Hospitality Group Inc.

“Despite industry-wide headwinds, we grew system-wide sales at Twin Peaks during the first quarter by 5% to $146.3 million, driven by the strength of our new company-owned restaurants. Our focus on high-margin beverage sales also continues to differentiate the Twin Peaks brand, with alcohol comprising nearly 50% of restaurant revenue. We also opened two new lodges, including our second successful Smokey Bones conversion in Brandon, Florida, and a franchised location in Algonquin, Illinois, bringing our total system to 116 locations.”

“However, due to construction delays, we now plan to open three to four new units this year. The remaining openings consist of converting one franchised and one company-owned Smokey Bones into Twin Peaks lodges. Our robust development pipeline currently consists of 100 franchise agreements, including a recent five-unit development deal that will introduce Twin Peaks to South Dakota and Montana.”

Highlights for Fiscal First Quarter 2025

•Total revenue decreased 5.4% to $87.1 million compared to $92.1 million
◦System-wide sales declined 3.5%
◦Twin Peaks same-store sales declined 1.5%
◦Two new lodge openings
•Loss from operations of $1.1 million compared to income from operations of $1.3 million
•Net loss of $12.1 million compared to $9.2 million
•Restaurant contribution margin(1) of 11.2% (Twin Peaks 16.9% and Smokey Bones 4.4%) compared to 13.6% (Twin Peaks 17.4% and Smokey Bones 10.1%)
•Adjusted EBITDA(1) of $5.1 million compared to $7.1 million
(1)Restaurant contribution margin and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures.” Reconciliations of operating income (loss) to restaurant contribution margin and net loss to adjusted EBITDA are included in the accompanying financial tables.

Summary of First Quarter 2025 Financial Results
Total revenue decreased $5.0 million, or 5.4%, in the fiscal first quarter of 2025, to $87.1 million compared to $92.1 million in the same fiscal period of 2024, driven by lower same-store sales and lower revenues due to the closure of one Smokey Bones location during its conversion to a Twin Peaks lodge, partially offset by revenues generated by our new Twin Peaks lodges.
Costs and Expenses

Food and beverage cost decreased $1.2 million, or 5.2%, to $21.2 million, compared to $22.4 million in the same period of the prior year, primarily due to lower same store sales, partially offset by increases in the price of food ingredients. As a percentage of restaurant sales, food and beverage cost was 27.1% in 2025 compared to 26.9% in 2024.

Labor and benefits cost decreased $1.4 million, or 5.1%, to $25.3 million, compared to $26.6 million in the same period of the prior year, primarily due to lower same store sales, partially offset by wage inflation. As a percentage of restaurant sales, labor and benefits cost was 32.2% in 2025 compared to 31.9% in 2024.

Advertising expenses decreased $0.9 million, or 14.9%, to $5.1 million in the first quarter of 2025, compared to $6.0 million in the same period of the prior year, primarily due to lower marketing spend for Smokey Bones.

Other Expense, Net

Other expense, net was $10.8 million in the first quarter of 2025, compared to $10.5 million in the same period of the prior year, and in each year, other expense, net consisted primarily of interest expense.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the Twin Hospitality Group system for at least eighteen months. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months.
System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores.
Conference Call and Webcast
Twin Hospitality Group Inc. will host a conference call and webcast to discuss its fiscal first quarter 2025 financial results today at 6:00 PM ET. Hosting the conference call and webcast will be Ken Kuick, Interim Chief Executive Officer and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-877-407-0792 from the U.S. or 1-201-689-8263 internationally. A replay will be available after the call until Thursday, May 22, 2025, and can be accessed by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 internationally. The passcode is 13752593. The webcast will be available at www.twinpeaksrestaurant.com under the “Investors” section and will be archived on the site shortly after the call has concluded.
About Twin Hospitality Group Inc.

Twin Hospitality Group Inc. (NASDAQ: TWNP) is a restaurant company that strategically develops and operates and franchises specialty casual dining restaurant concepts with a goal to redefine the casual dining category with its experiential driven brands, Twin Peaks and Smokey Bones. Twin Peaks, known as the ultimate sports lodge, is an award-winning restaurant and sports bar brand with 116 locations across 27 states and Mexico and is known for its made-from-scratch food, 29-degree draft beer, innovative cocktail program and sports on wall-to-wall televisions. Smokey Bones is a full-service, meat-centric restaurant brand and concept with 55 locations, across 16 states specializing in ribs and a variety of other slow-smoked, fire-grilled and seared meats, along with a full bar. For more information, please visit www.twinpeaksrestaurant.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, estimates of future EBITDA, the timing and performance of new store openings, future reductions in cost of capital and leverage ratio, our ability to conduct future accretive acquisitions and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measures of EBITDA, adjusted EBITDA, Restaurant-Level Contribution and Restaurant-Level Contribution Margin.
EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. We use the term EBITDA, as opposed to income (loss) from operations, as it is widely used by analysts, investors, and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.
Restaurant-Level Contribution represents company-owned restaurant sales less restaurant operating costs, which consist of food and beverage costs, labor and benefits costs and other operating costs. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are neither required by, nor presented in accordance with GAAP. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Additionally, Restaurant-Level Contribution and Restaurant-Level Contribution Margin exclude general and administrative expenses, advertising expenses, pre-opening expenses and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. The Company is presenting Restaurant-Level Contribution and Restaurant-Level Contribution Margin because it believes that they are important tools for investors and analysts because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance.
Reconciliations of net loss presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.
Investor Relations:
ICR
Michelle Michalski
ir@twinpeaksrestaurant.com

Media Relations:
Destinee Rollins
destinee.rollins.tprest.com
972-342-5902

Twin Hospitality Group Inc. Consolidated Statements of Operations
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	March 30, 2025		March 31, 2024

Revenues
Restaurant sales	$78,403	90.0%	$83,289	90.5%
Franchise revenue	8,702	10.0%	8,772	9.5%
Total revenue	87,105	100.0%	92,061	100.0%

Costs and expenses
Restaurant operating costs
Food and beverage costs (1)	21,234	27.1%	22,392	26.9%
Labor and benefits cost (1)	25,252	32.2%	26,609	31.9%
Other operating costs (1)	16,845	21.5%	16,359	19.6%
Occupancy costs (1)	6,326	8.1%	6,634	8.0%
Advertising expense	5,079	5.8%	5,967	6.5%
Pre-opening expense	517	0.6%	28	—%
General and administrative expense	6,814	7.8%	6,992	7.6%
Depreciation and amortization	6,094	7.0%	5,746	6.2%
Total costs and expenses	88,161	101.2%	90,727	98.6%

Income (loss) from operations	(1,056)	(1.2)%	1,334	1.4%

Other (expense) income, net
Interest expense	(10,822)	(12.4)%	(10,408)	(11.3)%
Other (expense) income, net	31	—%	(68)	(0.1)%
Total other expense, net	(10,791)	(12.4)%	(10,476)	(11.4)%

Loss before income tax provision	(11,847)	(13.6)%	(9,142)	(9.9)%

Income tax provision	265	0.3%	79	0.1%

Net loss	$(12,112)	(13.9)%	$(9,221)	(10.0)%

(1) As a percentage of company-owned restaurant sales

Twin Hospitality Group Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended
(in thousands)	March 30, 2025	March 31, 2024
Net loss	$(12,112)	$(9,221)
Interest expense, net	10,822	10,408
Income tax provision	265	79
Depreciation and amortization	6,094	5,746
EBITDA	5,069	7,012
Equity based compensation	—	101
Adjusted EBITDA	$5,069	$7,113

Twin Hospitality Group Inc. Restaurant-Level Contribution and Restaurant-Level Contribution Margin Reconciliation

	Thirteen Weeks Ended
(in thousands)	March 30, 2025	March 31, 2024
Income (loss) from operations	$(1,056)	$1,334
Less:
Royalties and franchise fees	(5,258)	(4,995)
Plus:
General and administrative expense	6,814	6,992
Company-owned restaurant advertising expense	1,634	2,191
Depreciation and amortization	6,094	5,746
Pre-opening expense	517	28
Restaurant-level contribution	$8,745	$11,296
Company-owned restaurant sales	$78,403	$83,289
Restaurant-Level Contribution Margin	11.2%	13.6%